Exhibit 99.1
QT Imaging Holdings Receives $10.1 Million in New Funding
to Support Working Capital and Retire Debt
Repays all remaining debt used to fund the 2024 deSPAC process and terminates the SEPA line
Novato, Calif. – February 27, 2025 – QT Imaging Holdings, Inc. (OTC:QTIH) (the “Company”), a medical device company engaged in research, development, and commercialization of innovative body imaging systems, is pleased to announce it has received $10.1 million in financing from Lynrock Lake Master Fund LP in the form of a secured note maturing in March 2027.
“This strategic financing positions us to strengthen our financial foundation and streamline operations to deliver the minimum of 100 scanners demanded by our strategic partner over the next two years, which will result in $45 million in revenue. The funding will accelerate the commercialization of our innovative imaging technologies and bring us one step closer to achieving our mission of delivering a safe breast imaging modality to women,” said Dr. Raluca Dinu, Chief Executive Officer.
The Company intends to use net proceeds from the transaction for its working capital needs in 2025 and 2026, including funding the cost of manufacturing products to fulfill orders under the Company’s previously announced distribution agreement with NXC Imaging, Inc. In addition, the Company has repaid the secured Cable Car Note, as defined in the Company’s most recent Prospectus, and fully settled its obligations under the Yorkville Note and terminated the Yorkville SEPA by paying $3 million in cash and issuing a 5-year warrant for 15 million shares. Net of these payments, the Company expects to have $5.5 million of net proceeds before transaction costs remaining from the new financing for working capital purposes.

For media inquiries, please contact:
Stas Budagov
Chief Financial Officer
Stas.Budagov@qtimaging.com

About QT Imaging Holding, Inc.
QT Imaging Holdings, Inc. is a public (OTC: QTIH) medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the company’s website at www.qtimaging.com.
Breast Acoustic CT™ is a trademark of an affiliate of QT Imaging Holdings, Inc.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding plans for QT Imaging Holdings, new product development and introduction, and product sales growth and projected revenues. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: research results from the use of the Breast Acoustic CT™ Scanner, the ability of QT Imaging Holdings to sell and deploy the Breast Acoustic CT™ Scanner, the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel and the ability to move product sales to production levels. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of QT Imaging Holding’s (and its predecessor, GigCapital5, Inc.) filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to QT Imaging Holdings as of the date hereof, and QT Imaging Holdings assumes no obligation to update any forward-looking statement.